Verano Announces Second Quarter 2023 Financial Results

Company Delivers Record Quarterly Revenue of $234 Million and Tightens 2023 Free Cash Flow1 Guidance to $65-75 Million

CHICAGO, August 8, 2023 (GLOBE NEWSWIRE) – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the second quarter ended June 30, 2023, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Management Commentary
"Our strong second quarter results demonstrate the effectiveness of the strategy we’ve executed since inception, and reflect the persistent rigor and discipline we harness in running our business every day,” said George Archos, Verano Founder, Chairman and Chief Executive Officer. “Our ability to generate record quarterly revenue and positive free cash flow while strengthening our balance sheet proves that despite ongoing fluctuations in the industry, we remain well-positioned to pursue potential growth opportunities.”

Archos added: “We successfully grew our retail footprint, launched our new On the Rocks solventless extracts and line extensions across our most popular brands in core markets, increased our retail and wholesale revenue in key states, strengthened our executive leadership team with key internal promotions, and leveraged our deep experience transitioning markets by welcoming adult use customers at our four Maryland Zen Leaf dispensaries on July 1. Since inception, we've built a sustainable business that has never depended on federal reform, and I remain confident in our ability to continue thriving in the current environment, bolstered by the strength of our brand portfolio, our expanding geographic footprint, and our increased free cash flow guidance for the remainder of 2023."

Second Quarter 2023 Financial Highlights

	For the Three Months Ended
($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Revenues, net of Discounts	$234,115	$227,060	$223,662
Gross Profit	115,191	109,185	98,115
Income (Loss) from Operations	30,430	33,782	(2,292)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(13,061)	(9,237)	(9,847)
Adjusted EBITDA[2]	71,512	70,635	75,525

•Revenue of $234 million increased 5% year-over-year and increased 3% versus the prior quarter.
•Gross profit of $115 million or 49% of revenue.
•SG&A expense of $85 million or 36% of revenue.
•Net loss of $(13) million.
•Adjusted EBITDA2 of $72 million or 31% of revenue.
•Cash flow from operations of $24 million for the quarter.
•Capital expenditures of $8 million for the quarter.
•Free Cash Flow1 of $16 million for the quarter.

Second Quarter 2023 Financial Overview
Revenue for the second quarter 2023 was $234 million, up 5% from $224 million for the second quarter 2022, and up 3% from $227 million for the first quarter 2023. The increase in revenue for the second quarter 2023 compared to the second quarter 2022 was driven primarily by strength from retail and wholesale adult use sales in New Jersey and Connecticut, slightly offset by retail declines in Pennsylvania and Arizona.

Gross profit for the second quarter 2023 was $115 million or 49% of revenue, up from $98 million or 44% of revenue for the second quarter 2022, and up from $109 million or 48% of revenue for the first quarter 2023. The increase in gross profit for the second quarter 2023 compared to the second quarter 2022 was driven primarily by improved vertical sell through of Verano products and lower cultivation costs.

SG&A expense for the second quarter 2023 was $85 million or 36% of revenue, down from $100 million or 45% of revenue for the second quarter 2022, and up from $75 million or 33% of revenue for the first quarter 2023. The decrease in SG&A expense for the second quarter 2023 compared to the second quarter 2022 was driven primarily by a decrease in salaries and benefits and lower general and administrative expenses due to acquisition related costs in the prior year period.

Net loss for the second quarter 2023 was $(13) million, versus a loss of $(10) million in the second quarter 2022, and $(9) million for the first quarter 2023. The increase in net loss for the second quarter 2023 compared to the second quarter 2022 was driven by an increase in interest expense and income tax.

Adjusted EBITDA2 for the second quarter 2023 was $72 million or 31% of revenue, down from $76 million or 34% of revenue for the second quarter 2022, and up from $71 million or 31% of revenue for the first quarter 2023.

Cash flow from operations for the six months ended June 30, 2023 was $41 million, down from $44 million in the prior year period.

Capital expenditures for the six months ended June 30, 2023 were $17 million, down from $87 million in the prior year period.

Free Cash Flow1 for the six months ended June 30, 2023 was $24 million, up from $(43) million in the prior year period.

2023 Guidance
•The Company raises the lower end of its Free Cash Flow1 guidance for the year to $65-75 million, up from $50-75 million and reiterates its capital expenditures guidance of $35-50 million.

Second Quarter 2023 and Subsequent Operational Highlights
•Expanded the Company's retail footprint across multiple markets by opening the following new stores:
◦MÜV dispensary locations in Zephyrhills, Miami, Venice and Fort Pierce, raising the Company's total Florida retail footprint to 70 storefronts statewide;
◦Zen Leaf Pittsburgh McKnight, the Company's 17th affiliated Pennsylvania dispensary;
◦Zen Leaf Norwich, the Company's first social equity joint venture location in Connecticut and third cannabis dispensary statewide;
◦and Zen Leaf Buckhannon, the Company's fifth West Virginia dispensary.
•Announced key leadership promotions to executive team.
•Notified of vertical license win in Alabama following the state's initial announcement of medical cannabis license awardees, pending final independent third-party review.
•Introduced On the Rocks™ across core markets, a new multi-format brand anchored around solventless extraction methods.
•Welcomed cannabis customers at the Company's four Maryland Zen Leaf retail locations to commemorate the historic launch of adult use sales on July 1.
•Appointed John Tipton and Charles Mueller to the Company's Board of Directors.
•Active operations span 13 states, comprised of 132 dispensaries and 14 cultivation and processing facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of June 30, 2023, the Company’s current assets were $319 million, including cash and cash equivalents of $103 million. The Company had a working capital deficit of $(29) million and total debt, net of issuance costs, of $420 million.

The Company’s total Class A subordinate voting shares outstanding was 343,367,514 as of June 30, 2023.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on August 8, 2023 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://conferencingportals.com/event/JCtRbgFn
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On August 8, 2023, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/951011580
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1 Free Cash Flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP Cash Flow from Operations, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of Free Cash Flow to U.S. GAAP Cash Flow from Operations is set forth below in the tables included in this news release.
2 Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most comparable U.S. GAAP financial measure to Adjusted EBITDA is net income. The reconciliation of Adjusted EBITDA to U.S. GAAP net income is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “Adjusted EBITDA,” and “Free Cash Flow” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net earnings from operations before interest expense and tax expenses, EBITDA as net earnings from operations before interest expense, tax expense, depreciation, and amortization, Adjusted EBITDA as income attributable to the Company plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, and Free Cash Flow as Cash Flow from Operations less Capital Expenditures. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations

julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenues, net of Discounts	$234,115	$227,060	$223,662
Cost of Goods Sold, net	118,924	117,875	125,547
Gross Profit	115,191	109,185	98,115
Gross Profit %	49%	48%	44%
Operating Expenses
Selling, General and Administrative	84,660	75,243	100,263
Total Operating Expenses	84,660	75,243	100,263
Loss from Investments in Associates	(101)	(160)	(144)
Income (Loss) from Operations	30,430	33,782	(2,292)
Other Income (Expense):
Gain (Loss) on Disposal of Property, Plant and Equipment	(388)	67	(203)
Loss on Deconsolidation	—	—	(73)
Loss on Previously Held Equity Interest	—	—	(171)
Loss on Debt Extinguishment	—	(663)	—
Interest Expense, net	(14,013)	(15,906)	(11,624)
Other Income (Expense), net	(1,411)	1,803	15,619
Total Other Income (Expense), Net	(15,812)	(14,699)	3,548
Income Before Provision for Income Taxes and Non-Controlling Interest	14,618	19,083	1,256
Provision for Income Tax Expense	(27,679)	(28,320)	(11,103)
Net Income Attributable To Non-Controlling Interest	—	—	—
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(13,061)	(9,237)	(9,847)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Cash and Cash Equivalents	$102,579	$84,851
Other Current Assets	216,351	233,424
Property and Equipment, Net	519,284	525,905
Intangible Assets, Net	1,135,036	1,180,766
Goodwill	269,282	269,088
Other Long-Term Assets	104,271	102,021
Total Assets	$2,346,803	$2,396,055

Total Current Liabilities	$348,319	$386,645
Total Long-Term Liabilities	672,140	667,860
Total Shareholders' Equity	1,326,344	1,341,550
Total Liabilities and Shareholders' Equity	$2,346,803	$2,396,055

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP)

	Six Months Ended June 30,
	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)
Net Cash Provided by Operating Activities	$40,740	$43,648
Purchase of property, plant, and equipment	(16,541)	(86,851)
Free Cash Flow	24,199	(43,203)

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(13,061)	$(9,847)	$(22,298)	$(10,061)
Interest Expense, Net	14,013	11,624	29,918	22,295
Income Tax Expense	27,679	11,103	55,999	36,617
Depreciation and Amortization - COGS	18,529	19,089	37,050	38,814
Depreciation and Amortization - SG&A	16,708	16,388	33,243	31,097
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$63,868	$48,357	$133,912	$118,762

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(13,061)	$(9,237)	$(9,847)
Interest Expense, Net	14,013	15,906	11,624
Income Tax Expense	27,679	28,320	11,103
Earnings Before Interest, Taxes (EBIT)	$28,631	$34,989	$12,880

COGS Add-backs:
Depreciation and Amortization - COGS	18,529	18,522	19,089
Acquisition, Transaction and Other Non-operating Costs	—	—	15,385
Employee Stock Compensation	488	586	2,976

SG&A Add-backs:
Depreciation and Amortization - SG&A	16,708	16,534	16,388
Acquisition, Transaction and Other Non-operating Costs	472	494	10,720
Employee Stock Compensation	3,260	(42)	10,515

Acquisition Adjustments and Other Income (Expense), net	$3,424	$(448)	$(12,428)

Adjusted EBITDA	$71,512	$70,635	$75,525